Barclays 2016 Global Financial Services Conference September 12-14, 2016

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures; Peer Group Key Statements in this presentation that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this presentation. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. This document contains several references to non-GAAP measures, including pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation. ASB: Associated Banc-Corp BAC: Bank of America BBT: BB&T Corporation BOKF: BOK Financial Corporation C: Citigroup, Inc. CBSH: Commerce Bancshares, Inc. CFG: Citizens Financial Group, Inc. CMA: Comerica Incorporated EWBC: East West Bancorp, Inc. FHN: First Horizon National Corporation FITB: Fifth Third Bancorp FMER: FirstMerit Corporation FRC: First Republic Bank HBAN: Huntington Bancshares Incorporated JPM: JPMorgan Chase & Co. KEY: KeyCorp MTB: M&T Bank Corporation PBCT: People’s United Financial, Inc. PNC: PNC Financial Services Group RF: Regions Financial Corporation SNV: Synovus Financial Corp. STI: SunTrust Banks, Inc. UB: Union Bank USB: US Bank WFC: Wells Fargo & Co. ZION: Zions Bancorporation

3 A Collection of Community Banks Local decision-making and top-notch service separates Zions from peers Source: SNL Financial, BEA.gov, Zions’ calculations, using simple average of trailing 10 years of annual GDP growth by state multiplied by the percent of deposits in each state.  Strategic local “ownership” of market opportunities and challenges  Superior local customer access to bank decision makers relative to big nationals  Footprint (by deposit market share) is located in high growth markets 0% 1% 2% 3% 4% 5% ZI O N B O K F B B T EWB C FR C M TB K EY R F ST I FH N SN V C FG C M A A SB PB C T C B SH FI TB H BA N Nominal GDP Footprint Growth Comparison weighted based on deposits Bank Headquarters Assets % of Total Zions Bank Salt Lake City $20B 33% Amegy Houston $14B 23% CB&T San Diego $12B 20% NB│AZ Phoenix $5B 8% NSB Las Vegas $4B 7% Vectra Denver $3B 6% Commerce Seattle $1B 2% Zions Bancorporation Salt Lake City $60B 100%

4 Superior Brand: Nationally Recognized for Excellence (1) One of five winning teams, 2015, Zions Bank. (2) Readers of the San Diego Union-Tribune, August 2016, for six consecutive years; Orange County Register, for three consecutive years. (3) Ranking Arizona, 2015.  Ranked #1 nationally by Greenwich Associates (2015)  31 Greenwich Excellence Awards in small business and middle market banking This year including:  Excellence: Overall Satisfaction (seven consecutive years)  Excellence: Likelihood to Recommend  Excellence: Treasury Management (seven consecutive years)  Excellence: Treasury Management Product Capabilities (sole winner in 2015) Zions is one of only four banks that have been consistently awarded more than 10 Excellence Awards since 2009, when the first survey was conducted The largest four domestic U.S. banks experienced a median of only one award in 2015  Top team of women bankers – American Banker (1)  California Bank & Trust consistently voted Best Bank in San Diego and Orange Counties (2)  National Bank of Arizona voted #1 Bank in Arizona 13 straight years (3)

Zions is a Commercially-Oriented Bank Earning Assets Liabilities and Equity 5 58% of earning assets are commercial loans (vs. 39% for peers), and 38% of earning assets are funded by noninterest-bearing deposits (vs. 24% for peers) 5% 36% 22% 18% 19% 3% 29% 10% 30% 22% Cash Commercial Loans Commercial Real Estate Loans Consumer Loans Securities 38% 48% 2% 12% 1.2% 24% 53% 10% 11% 0.4% 0% 10% 20% 30% 40% 50% 60% Noninterest- Bearing Deposits Interest- Bearing Deposits Total Debt Common Equity + AOCI Pref Equity Revenue 79% 21% 64% 36% 0% 20% 40% 60% 80% Net Interest Income Noninterest Income ZION Peer Median Note: SNL Financial, data as of 2Q16. Income ratios based on full year results. Noninterest income excludes securities gains / losses. Major categories of assets and liabilities included, and percentages expressed as a sum of the total of the categories; does not include other assets or liabilities, such as property, equipment, accounts payable, etc. Median calculated by major category; as such, the sum of the median ratios does not equal 100%. Average period balances used for ZION.

Small Business Lending Commercial Loans sized $100k - $1M Commercial Loans sized $100k - $1M as a percent of total commercial loans 6 0% 5% 10% 15% 20% 25% ZIO N B B T H B A N R F M TB US B WF C JP M B A C CM A P N C KE Y ST I FIT B U B C Note: Call report data via SNL Financial, as of 2Q16; peer group shown different than typical peer group in order to show the position of the largest U.S. banks $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 WF C B A C JP M US B B B T P N C ZIO N M TB R F ST I H B A N CM A FIT B KE Y C U B Zions punches above its weight ($mm)

Strongest Decile Balance Sheet

Capital and reserve ratios are among the strongest, debt ratio the lowest of peers



Common Equity Tier 1 Capital Ratio
13%
12%
11%
10%
9%
8%
ZION BOKF CBSH CFG KEY MTB RF FMER FRC EWBC CMA FHN SNV BBT FITB STI HBAN PBCT ASB
Tier 1 Risk-Based Capital Ratio
15%
14%
13%
12%
11%
10%
9%
8%
ZION FRC CBSH MTB BOKF RF BBT CFG KEY HBAN FHN FMER FITB EWBC STI CMA SNV ASB PBCT
Debt / Tier 1 Common Capital (CET1)
300%
250%
200%
150%
100%
50%
0%
ZION EWBC FMER RF CMA CBSH SNV STI MTB CFG KEY FRC BBT FHN HBAN FITB PBCT BOKF ASB
Total Allowance for Credit Losses / Loans
2.0%
1.5%
1.0%
0.5%
0.0%
ZION FITB CMA BOKF RF ASB KEY HBAN STI CFG EWBC CBSH MTB SNV BBT FHN FMER PBCT

Note: Regulatory capital ratios are Basel III.
Source: SNL Financial, data as of 2Q16.

7

ZIONS BANCORPORATION

0.00% 0.50% 1.00% 1.50% 2.00% BOKF MTB CBSH EWBC ASB ZION CMA BBT FMER CFG STI RF HBAN FITB KEY FHN SNV 0.00% 0.50% 1.00% 1.50% 2.00% FR C C B SH EWB C ST I PB C T B B T FI TB FM ER K EY H BA N C M A SN V C FG ZI O N A SB B O K F FH N M TB R F Credit Quality Last 4 Quarter Average (NPAs + 90DPD) / (Loans + OREO) Last 12 Months NCOs / Avg Loans 8 0.00% 0.50% 1.00% 1.50% 2.00% FR C EWB C PB C T SN V H BA N FH N M TB B O K F FM ER C B SH ST I A SB ZI O N C FG K EY C M A R F B B T FI TB Source: SNL Financial, data as of 2Q16. Note: FRC and PBCT have insufficient history to be included in the 1990-2015 analysis. Survivorship bias: some banks that may have been included in Zions’ peer group have been excluded due to their failed status. Through-the cycle losses rank in best quartile of peers; current ratios reflect energy exposure Average Annual NCOs / Loans 1990 - 2015

Zions’ Announced Financial Targets 9 On June 1, 2015 Zions announced several financial targets, including: 2H15 FY16 FY17 Goal Actual Result Goal Result Goal Result Hold to below $1.58 (1) billion 100% Hold to below $1.58 (1) billion On Track Slightly above $1.58 (1) billion TBD ≤70% 69.3% <66% On Track Low 60s TBD 50% ~57% >80% On Track 100% TBD 100% 100% -- -- -- -- -- -- -- -- Lower by ~$20 million vs. 2014A Expected 2016 Adjusted Noninterest Expense Gross Cost Savings of $120 million Pay Off High Cost Subordinated Debt Preferred Equity Dividends Efficiency Ratio (1) Reduced by $20 million from original stated target of “less than $1.60 billion,” driven by an accounting adjustment made in 1Q16 which effectively re-categorized corporate card rewards program expense from a separate line item to now be netted against its associated revenue.

 Accelerate Positive Operating Leverage  Accelerate loan growth rates (from then prevailing low-single digit rate)  Invest cash into medium duration securities  Maintain mid-single digit growth rates in core fee income  Maintain noninterest expenses below $1.58 billion (1) in 2016, increasing slightly in 2017, made possible through simplification of:  Business processes  Legal organization  Compensation: tighter incentive compensation linked to achievement of well-articulated efficiency ratio targets  Implement Technology Strategies  Achieve substantial progress on core systems upgrade  Increase the Return on and of Capital  Improvements in operating leverage and loan growth lead to stronger returns on capital  Improvements to risk profile and risk management expected to lead to higher returns of capital  Execute on our Community Bank Model – doing business on a “Local” basis 10 2016-2017 Objectives: (1) Reduced by $20 million from original stated target of “less than $1.60 billion”, driven by an accounting adjustment made in 1Q16 which effectively re-categorized corporate card rewards program expense from a separate line item to now be netted against its associated revenue. Growth Through Simplification and Focus

 Increasing EPS: Diluted earnings per share increased substantially from the year-ago period • EPS increased to $0.44 in 2Q16 from $(0.01) • Adjusting for items used to calculate our efficiency ratio, including the effect of securities gains and losses (1) and preferred stock redemption expense, EPS increased to $0.48 from $0.41, or 17.2%  Increasing pre-provision net revenue (1): 32% growth over year-ago period • A 7.3% year-over-year increase in adjusted revenue (1) • A 2.6% year-over-year decrease in adjusted noninterest expense (1)  Achieving positive operating leverage: five consecutive quarters of positive operating leverage (1)  Tracking on the efficiency initiative: • Adjusted noninterest expense declined from the prior quarter, on track to remain below $1.58 billion in 2016 • Efficiency ratio improved by 399 basis points from 1Q16 to 64.5%; YTD, the ratio is 66.5% and is tracking to be below 66% for the full year  Increasing loans: Strong loan growth of 2.6% (vs. 1Q16)  Maintaining overall healthy credit quality: Credit quality remains stable; oil & gas loan challenges remain but strong allowance for credit losses in place 11 Second Quarter 2016 Highlights Solid and improving fundamental performance (1) Adjusted for items such as severance, provision for unfunded lending commitments, and debt extinguishment costs. See GAAP to non-GAAP reconciliation tables on slides 37-38.

Pre-Provision Net Revenue Pre-Provision Net Revenue (1) 12 Steady improvement driven by disciplined expense and balance sheet management (1) Adjusted for items such as severance, provision for unfunded lending commitments, and debt extinguishment costs. See GAAP to non-GAAP reconciliation tables on slides 37-38. ($mm) 160 171 174 182 211 $100 $125 $150 $175 $200 $225 2Q15 3Q15 4Q15 1Q16 2Q16  Pre-provision net revenue has strengthened measurably over the past year, up 32%  Persistent improvement driven by intense focus on expense control, loan growth, and higher return on liquid assets  This positive trend is expected to continue in the near term

Total Loan and Deposit Growth Total Loans Total Deposits 13 Solid loan and deposit growth support targeted revenue and expense initiatives  Period-end loan growth continued to build upon 1Q16 momentum, up 2.6% on a linked quarter basis  Period-end deposits experienced modest growth ($mm) $36,000 $37,750 $39,500 $41,250 $43,000 2Q15 3Q15 4Q15 1Q16 2Q16 35% 40% 45% 50% $44,000 $46,000 $48,000 $50,000 $52,000 2Q15 3Q15 4Q15 1Q16 2Q16 Total Deposits (left) Non-Interest Bearing Deposits as a % of Total (right) ($mm)

C&I (ex-O&G) Owner Occupied (ex-NRE) C&D Term CRE (ex- NRE) 1-4 Family National Real Estate O&G Home Equity Other -20% -10% 0% 10% 20% 30% Loan Growth by Type 14 Solid loan growth achieved in targeted growth categories Year-over-Year Loan Growth  Loan growth in Commercial and Industrial (C&I), Term Commercial Real Estate (CRE), Residential Mortgage (1-4 Family)  Declines in National Real Estate (NRE), Oil and Gas (O&G) and Owner Occupied Over the next four quarters, we expect:  Continued strong growth in C&I and Residential Mortgage  Moderate growth in Construction and Land Development (C&D) and mini-perm & stabilized income properties (term CRE)  Stability in O&G  Continued attrition in NRE Note: National Real Estate (NRE) is a division of Zions Bank (which is a division of ZB, N.A.) with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Note: Bubble size indicates relative balance as of 2Q16.

Active Balance Sheet Management: Securities Portfolio Growth 15 Short to medium duration portfolio; limited duration extension risk Total Securities (end of period balances) ($mm) $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 2Q15 3Q15 4Q15 1Q16 2Q16 Other Securities Municipal Securities Small Business Administration Loan-Backed Securities Agency Securities Agency Guaranteed MBS Securities Added net $876 million of securities, on average, during 2Q16 Securities Portfolio Duration  Current: 2.7 years  200 bps increase from current interest rates: 2.8 years Note: During 2Q16, Zions modified its prepayment model for Small Business Administration securities, from a static prepayment model to a dynamic prepayment model, which reduced modeled duration in the +200 bps scenario.

Net Interest Income

Moving meaningfully higher after a period of stability

- Net interest income growth continued its positive trajectory, increasing nearly 9.7% over the year-ago period
- On a linked quarter basis, net interest income grew by $12mm over 1Q16
- Net interest income is expected to continue to increase due to further deployment of cash into higher yielding, highly liquid assets

Net Interest Income



($mm)
$480
$460
$440
$420
$400
424
425
449
453
465
2Q15
3Q15
4Q15
1Q16
2Q16

Net Interest Income Sensitivity

Modeled Annual Change in a +200 Interest Rate Environment		
	Fast	Slow
Net Interest Income – 2Q16 [1]	9%	15%
Net Interest Income – 1Q16	9%	16%

12-month simulated impact using a static-sized balance sheet and a parallel shift in the yield curve, and is based on statistical analysis relating pricing and deposit migration to benchmark rates (e.g. LIBOR, U.S. Treasuries). "Fast" refers to an assumption that deposit rates and volumes will adjust at a faster speed. "Slow" refers to an assumption that deposit rates and volumes will adjust at a more moderate speed.

(1) Preliminary analysis, subject to refinement.

16

ZIONS BANCORPORATION

 Customer-related fee income increased 5% from the year-ago period  Key components of fee income: Mortgage up 17%, Wealth management up 9%, Treasury management up 8%, and Bankcard up 6%  Loan sales and servicing income increased from the prior quarter, due in part to a valuation adjustment (1) 112 113 113 112 118 $(25) $- $25 $50 $75 $100 $125 $150 2Q15 3Q15 4Q15 1Q16 2Q16 Noninterest Income Customer-Related Noninterest Income 17 ($mm) Continued momentum largely a function of increased focus Note: Total fee income includes a $138mm loss on fixed income securities in 2Q15. (1) Loans held for sale increased in value as a result of declining interest rates at the end of June. Total Noninterest Income ($mm) (5) 126 119 117 126 $(25) $- $25 $50 $75 $100 $125 $150 2Q15 3Q15 4Q15 1Q16 2Q16

Noninterest Expense ($mm) 399 391 397 396 382 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 2Q15 3Q15 4Q15 1Q16 2Q16 Noninterest Expense 18 Expense controls have resulted in performance tracking modestly better than stated goal  Total NIE declined 4.3% versus the year-ago period; adjusted NIE declined 2.6% (1)  Year-to-date annualized adjusted noninterest expense tracking consistent with the stated FY16 target of less than $1.58 billion (1) Adjusted for items such as severance, provision for unfunded lending commitments, and debt extinguishment costs. See GAAP to non-GAAP reconciliation tables on slides 37-38.

Efficiency Ratio Efficiency Ratio (1) 19 Substantial improvement driven by expense control and revenue growth (1) Defined as noninterest expenses as a percentage of net revenue, adjusted for items such as severance, provision for unfunded lending commitments, and debt extinguishment costs. See GAAP to non-GAAP reconciliation table on slides 37-38.  The efficiency ratio improved to 64.5% (2Q16) from 71.1% in the year-ago period  Year-ago period included stock-based compensation expense. That annual compensation expense was incurred in 1Q16 for the 2016 fiscal year.  We remain committed to driving the efficiency ratio to:  Less than 66% for 2016  The low 60s for 2017  Solid progress on the efficiency ratio while investing substantially in enabling technology 71.1% 69.1% 69.6% 68.5% 64.5% 60% 65% 70% 75% 2Q15 3Q15 4Q15 1Q16 2Q16 2016 Target

Credit Quality (Ex-Energy) 20 Key Credit Quality Ratios (Ex-Energy) Overall credit quality remains pristine outside energy  Overall stable and healthy credit quality  Relative to March 31, 2016:  Classified loans decreased to 2.0% of loans  NPAs decreased to 0.65% of loans  Annualized NCOs equaled 0.01% of average loans  Allowance for credit losses remains strong at 1.15% of total loans and leases  1.8x coverage of NPAs  Not meaningful coverage of annualized NCOs (>50x)  Reaffirming full year 2016 net charge-off outlook of 30-35 basis points of average loans (overall, inclusive of Energy) -0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2Q15 3Q15 4Q15 1Q16 2Q16 Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown. Oil and gas loans discussed in greater detail later in this presentation.

 Capital plan for next four quarters  Increase the dividend payout to an annualized $0.32 from $0.24  Repurchase up to $180 million of common equity (~3% of shares outstanding)  Reduce preferred equity by up to $144 million  Expect improved return on tangible common equity due to improved profitability and less excess equity outstanding  Actively managing capital lower to better align with risk profile 21 Capital Actions: 2H16 – 1H17 Increased common dividend, common share repurchase and preferred equity redemption

 Since concentration limits were put in place in December 2011, CRE at Zions has increased by 22% less than the peer group average  Zions’ CRE portfolio has grown at approximately the same pace as the slowest quartile of A-/BBB+ rated peers  Including the bank TruPS CDO portfolio, which is worth considering given that many TruPS issuers used the money to originate and hold CRE loans, total CRE exposure has actually contracted over this timeframe Recent Investor Point of Interest: Industry’s CRE Concentration & Growth CRE concentration has been a focus for Zions over the past several years Note: “CRE” includes commercial and industrial, multifamily, and construction and land development loans. Growth indexed to 4Q11, when ZION instituted concentration limits. Indexed CRE Growth 60 80 100 120 140 160 60 80 100 120 140 160 4Q 1 1 1Q 1 2 2Q 1 2 3Q 1 2 4Q 1 2 1Q 1 3 2Q 1 3 3Q 1 3 4Q 1 3 1Q 1 4 2Q 1 4 3Q 1 4 4Q1 4 1Q 1 5 2Q 1 5 3Q 1 5 4Q 1 5 1Q 1 6 2Q 1 6 A-/BBB+ Banks: 25th to 75th Percentile Range ZION ZION (incl. CDOs) 22

Recent Investor Point of Interest: Commercial Real Estate, Relative to Capital Levels 23 Zions’ Total CRE balance is about half of the regulatory guidance issued in 2006 Note: “CRE” includes commercial and industrial, multifamily, and construction and land development loans. Growth indexed to 4Q11, when ZION formalized its concentration limits with board approval. In the 2016 DFAST, the Federal Reserve model, using Zions’ data and the Federal Reserve scenario, produced a 3.0% annualized CRE NCOs/average CRE loans for a 9-quarter period, vs. 3.4% (simple average) for the 33 banks subject to CCAR. CRE / Total Risk-Based Capital 0% 50% 100% 150% 200% 250% 300% 0% 50% 100% 150% 200% 250% 300% 4Q 1 1 1Q 1 2 2Q 1 2 3Q 1 2 4Q 1 2 1Q 1 3 2Q 1 3 3Q 1 3 4Q 1 3 1Q 1 4 2Q 1 4 3Q1 4 4Q 1 4 1Q 1 5 2Q 1 5 3Q 1 5 4Q 1 5 1Q 1 6 2Q 1 6 A-/BBB+ Banks: 25th to 75th Percentile Range ZION ZION (incl. CDOs)  Relative to total risk-based capital, ZION’s CRE exposure is about one half of the regulatory guidance given in December 2006 of <300% of total risk-based capital  Per DFAST 2016, the Federal Reserve’s model estimated that Zions’ CRE portfolio would produce less loss than the average CCAR bank under a severely adverse economic environment.

Oil & Gas (O&G) Credit Quality 24 O&G Key Credit Quality Ratios O&G credit quality [has stabilized]  O&G credit quality stabilizing  Relative to March 31, 2016:  Criticized loans increased slightly to 37.8% of loans  Classified loans increased to 31.5% of loans  NPAs increased to 11.1% of loans  Annualized NCOs equaled 5.8% of average loans  Allowance for credit losses remains strong at over 8% of total loans and leases  0.8x coverage of NPAs  1.5x coverage of annualized NCOs  Estimate full year 2016 O&G net charge-offs of approximately $125 million 0% 5% 10% 15% 20% 25% 30% 35% 40% 2Q15 3Q15 4Q15 1Q16 2Q16 Criticized / Loans Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown.

$- $100 $200 $300 $400 $500 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Allowance for Credit Losses Upstream Services Other Oil & Gas (O&G) Portfolio Trends 25 Loan Balances by O&G Segment Classifieds by O&G Segment Steadily declining balances in O&G Services Nonaccruals by O&G Segment ($mm) $- $200 $400 $600 $800 $1,000 $1,200 $1,400 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Upstream Services Other ($mm) ($mm) $- $100 $200 $300 $400 $500 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Upstream Services Other

37.8% 29.5% 22.1% 36.0% 28.6% 17.0% 0% 5% 10% 15% 20% 25% 30% 35% 40% Criticized % of Total Nonaccrual % of Criticized Reserve % of Criticized ZION Peer Median Energy Peer Analysis 26 Zions’ energy portfolio credit metrics remain comparable to oil and gas peers, although Zions has a stronger reserve Source: Company press releases. Data as of 2Q16. Note: Peer group comprised of banks with a high degree of energy exposure, including BOKF, HBHC, TCBI, CMA, ASB, RF, PB, STI, KEY, WFC, FITB and JPM.

 O&G Loan Loss Expectation  O&G loan losses are expected to decline moderately in 2H16 (relative to 1H16) and may decline further in 2017 (1)  Most of the expected loss is likely to come from services loans  60% of classified O&G loans are from services loans  78% of O&G losses incurred since Sep 30, 2014 are from services loans  Healthy sponsor support has resulted in reduced loss levels  Improved borrower and sponsor sentiment in 2Q16  Heading into this cycle, Zions’ lack of second lien or mezzanine debt extended to the O&G industry is a significant source of protection against very high loss severity  Strong Reserve Against O&G Loans  Zions’ O&G allowance for credit losses more than  8% of O&G loan balances  22% of criticized O&G loan balances  Expect the reserve ratio on O&G loans to stabilize and then decline as losses are taken or favorable resolutions accelerate and reduce the need for the current reserve level 27 Oil and Gas Loss Outlook and Reserve O&G NCOs may be in the $125 million area in 2016; Strong reserve against O&G portfolio (1) Assuming oil and gas commodity prices remain relatively stable.

Next 12-Month Outlook Summary (3Q16-2Q17, vs. 2Q16)

	Outlook	Comments
Loan Balances	Moderately Increasing	• 3Q16 QTD loan growth is slightly positive • Over the next 12 months, we expect continued solid growth from residential mortgage and C&I, while expecting more moderate growth from CRE than in the last 12 months.
Net Interest Income	Increasing	• Expect continued increases in loans and securities, reduced cash balances and stable deposit pricing to result in increased net interest income
Provisions	Stable	• On average, quarterly provisions to reflect moderating net charge-offs from O&G, as well as loan growth
Noninterest Income	Slightly to Moderately Increasing	• Target growth of mid-single digits for managed noninterest income (excludes securities gains, dividends, etc.)
Noninterest Expense	Moderately Increasing	• Targeting NIE of less than $1.58 billion in FY16 and over the next four quarters • Includes the effect of higher FDIC assessment, expected in 3Q16 • Includes continued elevated spending on technology systems overhaul
Tax Rate	Stable	• Expected to be in a range of approximately 34% to 35% for FY16
Preferred Dividends	Declining	• Expected to be $45 million for the next 12-month period, down from $54 million annualized for 2Q16

28

ZIONS BANCORPORATION

 Financial Results  Net Interest Income Drivers  Oil & Gas (O&G) Portfolio Detail  Houston CRE Portfolio: Subtype, cash flow coverage, collateral coverage  High Oil & Gas (O&G) Employment Counties: Consumer credit scores  Loan Growth by Bank Brand and Loan Type  GAAP to Non-GAAP Reconciliation 29 Appendix

Financial Results 30 Solid and improving fundamental performance Three Months Ended (Dollar amounts in millions, except per share data) June 30, 2016 March 31, 2016 June 30, 2015 Earnings Results: Diluted Earnings Per Share 0.44 0.38 (0.01) Net Earnings (Loss) Applicable to Common Shareholders 91 79 (1) Net Interest Income 465 453 424 Noninterest Income 126 117 (5) Noninterest Expense 382 396 399 Pre-Provision Net Revenue (1) 211 182 160 Provision for Credit Losses 30 36 (2) Ratios: Return on Average Assets 0.77% 0.62% 0.10 % Return on Average Common Equity 5.30% 4.67% (0.07) % Tangible Return on Average Tangible Common Equity 6.31% 5.59% 0.03 % Net Interest Margin 3.39% 3.35% 3.18 % Yield on Loans 4.16% 4.14% 4.22 % Yield on Securities 2.13% 2.30% 2.35 % Average Cost of Deposits* 0.10% 0.10% 0.10 % Efficiency Ratio (1) 64.5% 68.5% 71.9 % Ratio of Nonperforming Assets to Loans, Leases and OREO 1.30% 1.33% 0.96 % Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans 0.36% 0.35% 0.11 % Basel III Common Equity Tier 1 11.94% 12.13% 12.00% (1) Adjusted for items such as severance, provision for unfunded lending commitments, and debt extinguishment costs. See GAAP to non-GAAP reconciliation tables on slides 38-39. * Includes noninterest-bearing deposits.

Loans 76% Securities 17% Cash 7% Net Interest Income Drivers Loan yield has been relatively stable; net interest margin higher in part due to mix shift Net Interest Margin (NIM) Earning Asset Mix  The 2Q16 NIM was 3.39%, up four basis points from the prior quarter  Mix shift: An increase in securities and loans and a decrease in cash as a percentage of earning assets was a driver of the linked-quarter NIM expansion 3.18% 3.11% 3.23% 3.35% 3.39% 0% 1% 2% 3% 4% 5% 2Q15 3Q15 4Q15 1Q16 2Q16 Loan Yield Securities Yield Interest Expense / Interest Earning Assets: Red Net Interest Margin Cash Yield: Gray Loans 75% Securities 9% Cash 15% CDOs 1% 1Q15 2Q16 31

32 Note: Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as O&G-related, including a particular segment of O&G-related activity, i.e. upstream or downstream. Typically 50%+ of revenues coming from the O&G sector is the hurdle rate for inclusion. Oil & Gas (O&G) Portfolio Detail (Amounts in millions) 2Q16 % of Total 1Q16 $ Change % Change 2Q15 Loans and Leases: Oil and gas related: Upstream – exploration and production $ 831 32% $ 859 ($ 28) (3)% $ 954 Midstream – marketing and transportation 658 26% 649 9 1% 589 Downstream – refining 131 5% 129 2 2% 131 Other non-services 45 2% 43 2 5% 75 Oilfield services 712 28% 734 (22) (3)% 879 Oil and gas service manufacturing 193 8% 229 (36) (16)% 255 Total loan and lease balances 2,570 100% 2,643 (73) (3)% 2,883 Unfunded lending commitments 1,823 2,021 (198) (10)% 2,385 Total credit exposure 4,393 4,664 (271) (6)% 5,268 Private equity investments 6 12 (6) (50)% 18 O&G Credit Quality Metrics: Criticized loan ratio 37.8% 37.5% 20.3% Classified loan ratio 31.5% 26.9% 11.3% Nonaccrual loan ratio 11.1% 10.8% 2.3% Current nonaccrual loan ratio 89.2% 90.6% 87.9% Net charge-off ratio, annualized 5.8% 5.4% - %

33 Note: Data as of June 30, 2016. Zions’ Commercial Real Estate Portfolio in Texas Houston is approximately 3/5th of total Texas exposure; Construction and Land Development loans in Houston have declined by more than 80% since prior credit cycle 19 31 14 39 111 $16 $19 $31 $41 $67 $93 $200 $0 $100 $200 $300 $400 $500 Industrial Hospitality Office Land Retail Other Multifamily Commercial Construction ($467 million outstanding) Houston (46%) TX-not Houston (54%) 17 116 $19 $33 $206 $0 $100 $200 $300 $400 $500 Other Land Single Family Housing Residential Construction ($258 million outstanding) Houston (59%) TX-not Houston (41%) 113 100 75 179 110 318 $146 $168 $197 $304 $354 $408 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 Industrial Hospitality Other Office Retail Multifamily Commercial Term ($1,577 million outstanding) Houston (57%) TX-not Houston (43%)

34 The Derivative Effect: Commercial Real Estate Limited expected NPAs or losses on Zions’ commercial real estate portfolio in Houston Overview Statement:  Zions expects a moderate adverse migration of loan grades, but does not currently expect substantial loss due to strong collateral and cash flow support (subject to duration of downturn) 0% 10% 20% 30% 40% 50% 60% 70% Under 50 50-59 60-69 70-79 80-89 90-99 100+ Current Houston Term Loan-To-Values  Zions exercised caution with Texas CRE lending leading up to the decline in energy prices due primarily to concentration limits and CRE risk hurdles  At origination, Zions conservatively underwrote pro forma rental rates below then-prevailing market rents, maintaining Loan to Cost levels in the 60-70% range  Zions continues to monitor all Multifamily, Office and Hospitality loans in areas impacted by the Oil & Gas industry  Although additional deterioration in Houston CRE in anticipated, Zions expects that loan guarantors and equity partners will perform in accordance with loan agreements Conservative Underwriting

35 High O&G Employment Counties: Consumer Credit Scores Consumer credit score deterioration has not been substantial in high O&G counties Credit Score (FICO) Migration in High Oil & Gas Employment Counties Percentile HOGECs Others HOGECs Others HOGECs Others HOGECs Others HOGECs Others 5% 616 645 606 642 10 3 596 634 20 11 10% 654 679 648 679 6 0 644 676 10 3 50% 757 776 758 779 -1 -3 759 780 -2 -4 Data includes consumer loans with FICO scores refreshed during the quarter shown. FICO Migration 2016 Q2 2015 Q2 1-Year Difference 2014 Q2 2-Year Difference Takeaways:  Consumer loans from high O&G employment counties performing similarly to overall consumer portfolio. Nearly all of these consumer loans are with Amegy (96%) located in Texas, primarily Houston area.  81% of consumer loans in high-energy counties are Mortgage and HECL  Consumer FICO scores are stable in counties with high O&G employment, with some improvement in the 5th and 10th percentiles.

36 Loan Growth by Bank Brand and Loan Type Note: National Real Estate (NRE) is a division of Zions Bank with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Linked Quarter Loan Growth (all values in $ millions) Zions Bank CB&T Amegy NBAZ NSB Vectra CBW ZBNA Other Total C&I (ex-Energy) 148 24 2 10 29 20 (3) -- 230 Owner Occupied (ex-NRE) 30 (30) (7) -- (4) 25 4 -- 18 C&D 9 129 (52) -- 2 29 3 -- 120 Term CRE (ex-NRE) (12) 141 107 128 40 (5) 34 -- 433 1-4 Family 25 -- 118 9 (5) 12 (1) 104 262 National Real Estate (81) -- -- -- -- -- -- -- (81) Energy (14) -- (60) 4 -- (3) -- -- (73) Home Equity 20 13 14 14 4 12 (3) -- 74 Other 13 40 10 12 7 19 (1) -- 100 Total 138 317 132 177 73 109 33 104 1,083

GAAP to Non-GAAP Reconciliation

(Amounts in thousands)		2Q16	1Q16	4Q15	3Q15	2Q15
Efficiency Ratio						
Noninterest expense (GAAP) (1)	(a)	$ 381,894	$ 395,573	$ 397,353	$ 391,280	$ 398,997
Adjustments:						
Severance costs		201	3,471	3,581	3,464	1,707
Other real estate expense		(527)	(1,329)	(536)	(40)	(445)
Provision for unfunded lending commitments		(4,246)	(5,812)	(6,551)	1,428	(2,326)
Debt extinguishment cost		106	247	135	—	2,395
Amortization of core deposit and other intangibles		1,979	2,014	2,273	2,298	2,318
Restructuring costs		47	996	777	1,630	679
Total adjustments	(b)	(2,440)	(413)	(321)	8,780	4,328
Adjusted noninterest expense (non-GAAP)	(a) + (b) = (c)	384,334	395,986	397,674	382,500	394,669
Taxable-equivalent net interest income (GAAP)	(d)	470,913	458,242	453,780	429,782	428,015
Noninterest income (1)	(e)	125,717	116,761	118,641	125,944	(4,682)
Combined income	(d) + (e) = (f)	596,630	575,003	572,421	555,726	423,333
Adjustments:						
Fair value and nonhedge derivative income (loss)		(1,910)	(2,585)	688	(1,555)	1,844
Equity securities gains (losses), net		2,709	(550)	53	3,630	4,839
Fixed income securities gains (losses), net		25	28	(7)	(53)	(138,436)
Total adjustments	(g)	824	(3,107)	734	2,022	(131,753)
Adjusted taxable-equivalent revenue (Non-GAAP)	(f) - (g) = (h)	595,806	578,110	571,687	553,704	555,086
Adjusted pre-provision net revenue (PPNR)	(h) - (c)	**$ 211,472**	**$ 182,124**	**$ 174,013**	**$ 171,204**	**$ 160,417**
Efficiency Ratio (1)	**(c) / (h)**	**64.5 %**	**68.5 %**	**69.6 %**	**69.1 %**	**71.1 %**

(1) In Q1 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from "Other noninterest expense" to "Other service charges, commissions and fees", offsetting this expense against associated noninterest income. Prior period amounts have also been reclassified.

37

ZIONS BANCORPORATION

38 Note: Please refer to the prior page for line items comprising the aggregate adjustments to noninterest expense (b) and revenue (g) that appear in this schedule. (1) Represents estimated diluted EPS, which includes the effect of restricted stock. GAAP to Non-GAAP Reconciliation (cont.) (Amounts in thousands, except per share data) 2Q16 1Q16 4Q15 3Q15 2Q15 Adjusted Net Earnings Applicable to Common (NEAC) Net earnings applicable to common (GAAP) (i) $ 90,647 $ 78,777 $ 88,197 $ 84,238 $ (1,100) Adjustments: Adjustments to noninterest expense (b) (2,440) (413) (321) 8,780 4,328 Adjustments to revenue (g) (824) 3,107 (734) (2,022) 131,753 Tax effect for adjustments (38%) 1,240 (1,024) 401 (2,568) (51,711) Total adjustments (j) (2,024) 1,670 (654) 4,190 84,370 Adjusted net earnings (i) + (j) = (k) 88,623 80,447 87,543 88,428 83,270 Less: Preferred stock redemption (l) (9,759) - - - - Adjusted NEAC (k) - (l) = (m) $ 98,382 $ 80,447 $ 87,543 $ 88,428 $ 83,270 Weighted average diluted common shares outstanding during the period (n) 204,536 204,096 204,277 204,155 202,888 Adjusted NEAC per share (1) (m) / (n) $ 0.48 $ 0.39 $ 0.43 $ 0.43 $ 0.41